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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 24, 1999 (except with respect to the matters discussed in Note 12, as to which the date is June 28,
1999) included herein and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP
Boston, Massachusetts
July 15, 1999